Exhibit 10.1
AMENDED AND RESTATED DEALER MANAGER AGREEMENT
July 29, 2026
Blackstone Securities Partners L.P.
345 Park Avenue
New York, NY 10154
This Amended and Restated Dealer Manager Agreement (this “Agreement”) is entered into by and between Blackstone Multi-Strategy Hedge Fund L.P. (the “Partnership”), a Delaware limited partnership and Blackstone Multi-Strategy Hedge Fund Offshore SPC (the “Offshore Fund”), a Cayman Islands segregated portfolio company, acting for and on behalf of SP-1 and each segregated portfolio added as a party to this Agreement pursuant to a joinder in the form attached to this Agreement as Schedule 1 (each, an “SP”) (the Partnership and the Offshore Fund, collectively, the “Fund”), and Blackstone Securities Partners L.P. (the “Dealer Manager”), and amends, restates and replaces in full that certain Dealer Manager Agreement, dated as of May 28, 2026, by and between the Fund and the Dealer Manager.
The Fund is conducting a private placement offering (the “Offering”) in accordance with Rule 506(b) of Regulation D and/or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), of the Partnership’s limited partnership interests (the “Units”), which may consist of Class S Units, Class N Units, Class D Units, Class I Units, Class SF Units, Class NF Units, Class DF Units, Class IF Units and/or any other Units described in the US PPM (as defined below), and the Offshore Fund’s participating shares (the “Shares”), which may consist of Class S Shares, Class N Shares, Class D Shares, Class I Shares, Class SF Shares, Class NF Shares, Class DF Shares, Class IF Shares and/or any other Shares described in the Offshore PPM (as defined below) (each class, or series of such class, of Units or Shares, a “Type”).
Under the terms of the Offering, as set forth in the confidential Private Placement Memorandum of the Partnership (including any supplements and amendments thereto, all financial statements, appendices and all other documents which are part thereof, the “US PPM”) and the confidential Private Placement Memorandum of the Offshore Fund (including any supplements and amendments thereto, all financial statements, appendices and all other documents which are part thereof, the “Offshore PPM” and each of the Offshore PPM and the US PPM, a “Memorandum”), Units and Shares will be offered and sold at the offering prices per Unit or Share set forth in the applicable Memorandum. In connection with the Offering, the minimum initial subscription amount by any one person shall be as set forth in the applicable Memorandum (except as otherwise accepted by the Dealer Manager pursuant to its discretion to accept lesser amounts).
The Partnership is currently offering the following Types of Units: Class S Units, Class N Units, Class D Units, Class I Units, Class SF Units, Class NF Units, Class DF Units and/or Class IF Units, and the Offshore Fund is offering the following Types of Shares: Class S Shares, Class N Shares, Class D Shares, Class I Shares, Class SF Shares, Class NF Shares, Class DF Shares and/or Class IF Shares. The differences between the Types of Units and/or Shares and the eligibility requirements for each Type of Units and/or Shares are described in detail in the applicable Memorandum. The Units and Shares are to be offered and sold as described in the applicable Memorandum. Except as otherwise agreed by the Fund and the Dealer Manager, Units and Shares are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers and other financial intermediaries (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Units and/or Shares substantially in the form attached to this Agreement as Exhibit A or such other form as approved by the Fund (each a “Selected Dealer Agreement”), at a purchase price equal to the Partnership’s or the Offshore Fund’s net asset value (“NAV”) per Unit or Share, as applicable, as of the last calendar day of the immediately preceding month applicable to the Types of Units or Shares being purchased (as calculated in accordance with the procedures described in the applicable Memorandum). For unitholders in the Partnership who have not “opted out” of the Fund’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the Types of Units that each such unitholder owns will be automatically reinvested in additional Units of the same Type. The DRIP Units are to be issued to unitholders of the Partnership at a purchase price equal to the most recent available NAV per Unit for such Units at the time the distribution is payable.

Terms not defined herein shall have the same meaning as in the applicable Memorandum. Now, therefore, the Fund hereby agrees with the Dealer Manager as follows:
1.Representations and Warranties of the Fund: The Fund represents and warrants to the Dealer Manager and each Dealer participating in an Offering, with respect to such Offering, as applicable, that:
a.It is not necessary in connection with the offer, sale and delivery of the Units and/or Shares to investors in the manner contemplated by this Agreement to register the Units or Shares under the Securities Act. The Partnership is conducting this offering of Units and the Offshore Fund is conducting this offering of Shares as a private placement and will not take any action that (i) causes the offering of the Units or Shares to lose any exemption from registration with the Securities and Exchange Commission (the “SEC”) provided by Section 4(a)(2) of the Securities Act and/or any regulations promulgated thereunder or (ii) causes the offering of Units or Shares to lose its exemption from registration provided by Rule 506(b) of Regulation D and/or Regulation S under the Securities Act.
b.The Partnership has been duly and validly organized and formed as a limited partnership under the laws of the state of Delaware, and the Offshore Fund has been duly and validly organized and incorporated as a segregated portfolio company under the laws of the Cayman Islands, each with the power and authority to conduct its business as described in the applicable Memorandum, and to offer and sell the Units or Shares, as applicable, as contemplated by the applicable Memorandum and this Agreement. The Fund is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Fund, or the earnings, business affairs or business prospects of the Fund.
c.The applicable Memorandum, as of its date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provision of this Section 1.c. will not extend to any statements contained in or omitted from the applicable Memorandum that are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Fund specifically for inclusion therein.
d.The Fund intends to use the funds received from the sale of the Units and/or Shares as set forth in the applicable Memorandum.
e.No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental authority or agency, national securities exchange or futures association, whether domestic or foreign, is required in connection with the execution by the Fund of this Agreement or the issuance and sale by the Partnership of the Units or the Offshore Fund of the Shares, except such filings as may be required under the Securities Act, or Financial Industry Regulatory Authority, Inc. (“FINRA”) or other applicable U.S. state or non-U.S. securities laws, which have been or will be timely filed.
f.Unless otherwise described in the applicable Memorandum, there are no actions, suits or proceedings pending or to the knowledge of the Fund, threatened against the Fund at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, whether domestic or foreign, which will have a material adverse effect on the ability of the Fund to conduct its business as described in the applicable Memorandum.
g.The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not conflict with or constitute a default under any partnership agreement, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund, in each case, that would reasonably be expected to have a material adverse effect on the ability of the Fund to conduct its business as described in the applicable Memorandum, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable laws.
h.The Fund has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable laws.

Exhibit 10.1
i.At the time of the issuance of the Units and/or Shares, the Units and/or Shares will have been duly authorized and, when issued and sold as contemplated by the applicable Memorandum, Partnership Agreement and/or the Articles of Association of the Offshore Fund, as applicable, each as may be amended and supplemented, and upon payment therefor as provided by the applicable Memorandum and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the applicable Memorandum.
j.The Fund has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Fund to the extent that such taxes or assessments have become due, except where the Fund is contesting such assessments in good faith and except for such taxes and assessments of immaterial amounts, the failure of which to pay would not have a material adverse effect on the condition, financial or otherwise, of the Fund, or the earnings, business affairs or business prospects of the Fund.
k.The financial statements of the Fund included or incorporated by reference in the applicable Memorandum present fairly in all material respects the financial position of the Fund as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be expressly stated in the related notes thereto).
l.The Fund is not required to register as an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, in reliance upon an exemption under Section 3(c)(7) or Section 7(d) of the 1940 Act, as applicable, and it will exercise reasonable diligence to ensure that it does not lose such exemption or otherwise become required to register as an “investment company” within the meaning of the 1940 Act.
m.Blackstone Alternative Asset Management L.P. (the “Investment Manager”) will use commercially reasonable efforts to ensure that any information regarding the Investment Manager, the General Partner (as defined below) or the Fund (including information in the Offering Materials (as defined below)) that would be an “advertisement” of the Investment Manager, and that is furnished to the Dealer Manager or any Dealer and required or permitted under this Agreement to be distributed to Dealer Manager, a Dealer or Dealer’s customer in connection with the offering of Units and/or Shares, including, without limitation, the applicable Memorandum and the Authorized Sales Materials (as defined below), is, and at the time such material is provided to Dealer Manager or a Dealer, in compliance with the requirements applicable to “advertisements” under Rule 206(4)-1 under the Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”) (as such term is defined in the Marketing Rule (defined below)). The Fund acknowledges that the Dealer Manager is not responsible for ensuring that any materials received from the Investment Manager or the Fund that would be deemed an “advertisement” of the Investment Manager under Rule 206(4)-1 under the Advisers Act (the “Marketing Rule”) (including the Offering Materials) comply with the Marketing Rule provided Dealer Manager has not altered such materials.
n.Any and all printed sales literature or other materials which have been approved in advance in writing by the Investment Manager and the Fund for use in the Offering (“Authorized Sales Materials”) (the applicable Memorandum and the Authorized Sales Materials, as the same may be amended or supplemented, are referred to herein collectively as the “Offering Materials”) prepared by the Fund and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the applicable Memorandum, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the applicable Memorandum, not misleading. If at any time any event occurs which is known to the Fund as a result of which such Authorized Sales Materials when used in conjunction with the applicable Memorandum would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Fund will notify the Dealer Manager thereof. Notwithstanding anything to the contrary herein: (i) the description in the Offering Materials of the substantive provisions of the Partnership’s and Offshore Fund’s governing document(s), as applicable, is a summary thereof, does not purport to be complete, and is qualified in its entirety by, and is subject to, the terms and provisions of the Partnership’s and Offshore Fund’s governing document(s), as applicable; and (ii) any forecasted financial, market or industry information contained in the Offering Materials will be based upon reasonable estimates by

Blackstone Alternative Asset Management Associates LLC, as the general partner of the Partnership (the “General Partner”), or the Investment Manager, as applicable.
2.Covenants of the Fund. The Fund covenants and agrees with the Dealer Manager that:
a.It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the applicable Memorandum, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (i) this Agreement and (ii) any other Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies, if applicable).
b.It will furnish such proper information and execute and file such documents as may be necessary for the Fund to qualify the Units and/or Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required, it being understood that the Fund will not be required to register the Offering under the Securities Act. The Fund will furnish to the Dealer Manager upon request a copy of such papers filed by the Fund in connection with any such qualification.
c.If, during the Offering, any event occurs as a result of which, in the opinion of either the Fund or the Dealer Manager, the applicable Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Fund will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental applicable Memorandum which will correct such statement or omission.
d.The Fund agrees to promptly notify the Dealer Manager in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on its part to be performed or satisfied has been breached or not satisfied in any material respect.
3.Obligations and Compensation of Dealer Manager.
a.The Partnership and the Offshore Fund each hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling the Units and/or Shares, as applicable, as set forth in the applicable Memorandum through Dealers, all of whom shall be (i) members of FINRA and shall be duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the laws of each state and/or, to the extent required, the equivalent thereof in any other jurisdiction, (ii) duly registered as an investment adviser under the Advisers Act or (iii) duly registered under the laws and, to the extent required, in any applicable non-U.S. jurisdiction to conduct the activity contemplated hereunder. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units and Shares on said terms and conditions set forth in the applicable Memorandum with respect to the Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Dealer Manager represents to the Fund that it is duly registered as a broker-dealer pursuant to the Exchange Act in all applicable U.S. states, is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. Further, if the foregoing representation ceases to be correct at any time during the Dealer Manager’s engagement hereunder, the Dealer Manager shall notify the Investment Manager and the Fund. With respect to the Dealer Manager’s participation in the distribution of the Units and/or Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the applicable Memorandum, the Securities Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and all other applicable U.S. (federal and state) and non-U.S. securities laws, rules and regulations applicable to the Offering and the sale of Units and/or Shares, and the rules of FINRA applicable to the Offering, from time to time in effect. For the avoidance of doubt, the Dealer Manager will not take any action that: (i) constitutes a public offering of or for the Units or Shares within the meaning of Section 4(a)(2) of the Securities Act or general solicitation of prospective investors in the Fund within the meaning of Regulation D promulgated thereunder; (ii) causes the offering of the Units or Shares to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act; or (iii) causes the Fund to lose its exemption under Section 3(c)(7) or Section 7(d) of the 1940 Act, as applicable.

Exhibit 10.1
b.Notwithstanding the foregoing, the Fund acknowledges and agrees that none of the Dealer Manager or any of its affiliates are: (i) providing any advice or recommendations to any prospective investors or any persons who purchase and/or hold Units and/or Shares through the Dealers; (ii) providing any custody services to any person, including any persons who purchase and/or hold Units and/or Shares through the Dealers or any customers or clients of the Dealer; (iii) acting as agent for any prospective investor or any persons who purchase and/or hold Units and/or Shares through the Dealers; (iv) executing sales for any persons who purchase and/or hold Units and/or Shares through the Dealers or any customers or clients of the Dealer; (v) acting as broker of record for any persons who purchase and/or hold Units and/or Shares through the Dealer; (vi) providing any distribution services or any unitholder or shareholder, as applicable, and account maintenance services or other non-distribution services to any persons who purchase and/or hold Units and/or Shares through the Dealers; and (vii) owing any duty to any prospective investor or any persons who purchase and/or hold Units and/or Shares through the Dealers.
c.Promptly after the date of this Agreement, the Dealer Manager and the Dealers shall commence the offering of the Units and Shares in the Offering in jurisdictions in which the Units and/or Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will immediately suspend or terminate offering of the Units and/or Shares upon request of the Fund at any time and will resume offering the Units and/or Shares upon subsequent request of the Fund.
d.Except as may be provided in the applicable Memorandum, which may be amended and restated from time to time, the Fund or its affiliates will pay to the Dealer Manager a unitholder servicing fee with respect to sales of applicable Units and a shareholder servicing fee with respect to the sales of applicable Shares (the “Servicing Fee”), and the Dealer Manager may permit Dealers to charge upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”), all as described in Schedule 2 to this Agreement. The Fund or its affiliates will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Servicing Fee to any Dealers who sold the applicable Units and/or the applicable Shares giving rise to a portion of such Servicing Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the applicable Memorandum, at such time as the Dealer who sold the applicable Units and/or Shares giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Units and/or Shares or the Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Servicing Fee, then Dealer’s entitlement to the Servicing Fees related to such Units and/or Shares, as applicable, shall cease in, and Dealer shall not receive the Servicing Fee for, that month or any portion thereof (i.e., Servicing Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.
Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the applicable Units and/or Shares, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fee with respect to Class I Units, Class IF Units, Class I Shares or Class IF Shares. The Dealer Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Units and/or Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.
e.The terms of any reallowance of the Servicing Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Fund will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of the Servicing Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the reallowance of the Servicing Fee to Dealers and Servicing Dealers. The Fund acknowledges that the Dealer Manager will not have custody of such

Servicing Fees and its involvement in the reallowance of such Servicing Fees, if any, is ministerial only, based on information from Dealer, the Fund and the Fund’s transfer agent. Notwithstanding the foregoing, at the discretion of the Fund, the Fund or its affiliates may act as agent of the Dealer Manager by making direct payment of Servicing Fees to Dealers on behalf of the Dealer Manager without incurring any liability. Further, the Fund and the Dealer Manager are not responsible for any Subscription Fee charged by Dealers, the terms of which shall be set forth in the applicable Selected Dealer Agreement.
f.In addition to the other items of underwriting compensation set forth in this Section 3, the Fund and/or the Investment Manager, or its affiliates, shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the applicable Memorandum, to the extent the applicable Memorandum indicates that they will be paid by the Fund or the Investment Manager, as applicable.
g.The Dealer Manager represents and warrants to the Fund and its affiliates that the information in the applicable Memorandum and all other information furnished to the Fund by the Dealer Manager in writing expressly for use in the applicable Memorandum, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
h.The Dealer Manager and all Dealers will offer and sell the Units and/or Shares at the prices per Unit or Share, as applicable, as determined in accordance with the applicable Memorandum.
i.Dealer Manager agrees to promptly notify the Fund, the General Partner and the Investment Manager in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied in any material respect.
j.The Dealer Manager may delegate the performance of any obligation under this Agreement to the General Partner, its affiliate or an authorized agent of the Dealer Manager; for the avoidance of doubt, delegation of the performance of any obligation hereunder shall not relieve the Dealer Manager of any obligation under this Agreement.
4.Dealer Manager Representations, Warranties and Covenants Regarding Rule 206(4)-1 under the Investment Advisers Act of 1940.
a.The Dealer Manager represents and warrants to the Fund that it will not engage or retain, or assign or delegate its rights or obligations hereunder to, any Dealer to assist the Dealer Manager in the offer, sale, marketing or promotion of Units and/or Shares without the prior written approval of the General Partner and/or Offshore Fund, as applicable. Any approved Dealer shall be required to enter into an agreement with the Dealer Manager, which the Dealer Manager shall use commercially reasonable efforts to cause to include representations, warranties and covenants sufficient for the Investment Manager to be able to demonstrate its reasonable belief that, in connection with the services or activities performed by the Dealer under such Selected Dealer Agreement, the Dealer will use its best efforts to ensure that each “endorsement” or “testimonial” (as defined in the Marketing Rule) complies with the requirements of the Marketing Rule. The Dealer Manager will use commercially reasonable efforts to cooperate with the Investment Manager’s requests for information required for purposes of compliance with the Marketing Rule.
b.Dealer Manager agrees to promptly notify the Fund, General Partner and the Investment Manager in the event that any of the representations and warranties set forth in a Selected Dealer Agreement becomes materially inaccurate, or in the event that any covenant or condition on Dealer’s part to be performed or satisfied has been breached or not satisfied in any material respect.
5.Indemnification.
a.To the extent permitted by the Partnership’s and/or the Offshore Fund’s governing documents, as applicable, and subject to the limitations below, including Section 5.g., the Fund will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any violation of this Agreement or (ii) any untrue statement of a material fact contained in the Offering Materials or omission to state in the Offering Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Fund will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.
Notwithstanding the foregoing provisions of this Section 5.a., the Fund will not be liable to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Fund by the Dealer Manager or (y) to the Fund or the Dealer Manager by or on behalf of any Dealer specifically for use in the Offering Materials, and, further, the Fund will not be liable for the portion of any Loss in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.
The foregoing indemnity agreement of this Section 5.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the applicable Memorandum (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an indemnified party from whom the person asserting any Losses purchased the Units and/or Shares that are the subject thereof, if a copy of the applicable Memorandum as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Fund, but only if a copy of the applicable Memorandum as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.
b.The Dealer Manager will indemnify and hold harmless the Fund, its officers and directors, each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act (the “Fund Indemnified Persons”), from and against any Losses to which any of the Fund Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in Promotional Statements or the Offering Materials or omission to state in Promotional Statements or the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clause (i) applies, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Offering Materials; (ii) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Units and/or Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Units and/or Shares to members of the public in such jurisdiction; (iii) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units and/or Shares; (iv) any material violation of this Agreement; (v) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 (the “USA Patriot Act”); or (vi) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.
c.Dealer Manager shall use commercially reasonable efforts to ensure that each Dealer severally will indemnify and hold harmless the Fund, the Dealer Manager, each of their officers and directors, and each person, if any, who controls the Fund or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in the Offering Materials or omission to state in the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clause (i) applies, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Offering Materials; (ii) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Units and/or Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Units and/or Shares to members of the public in such jurisdiction; (iii) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units and/or Shares; (iv) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; (v) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (vi) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.
d.Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.
e.The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
f.The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer, or by or on behalf of the Fund, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Fund or the Dealer Manager, (ii) delivery of any Units and/or Shares and payment therefor, or (iii) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.
g.For the avoidance of doubt, at the sole discretion of the Dealer Manager and solely upon written request from a third party intermediary engaged by the Dealer Manager, the Dealer Manager may agree on behalf of itself and the Fund, if applicable, to provide the benefits of the indemnity agreements contained in this Section 5 and the representations and warranties set forth in Section 1 herein to certain third party intermediaries, which such agreement shall be evidenced in writing (“Written Confirmation”) and shall be in full force and effect upon such third party intermediary’s receipt of the Written Confirmation.
6.Survival of Provisions.
a.The respective agreements, representations and warranties of the Fund and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Fund or any person controlling the Fund, or (ii) the acceptance of any payment for the Units and/or Shares.
b.The respective agreements of the Fund and the Dealer Manager set forth in Sections 3.c. through 3.e. and Sections 5 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.
7.Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 7. Venue for any action brought hereunder shall lie exclusively in New York, New York.
8.Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
9.Successors and Amendment.
a.This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Fund and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1, 4 and 5 hereof, or as otherwise expressly set forth herein.
b.This Agreement may be amended by the written agreement of the Dealer Manager and the Fund.
c.Schedule 2 may be amended from time to time with the written consent of the Fund and the Dealer Manager.
10.Term and Termination. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Fund shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of Section 3 at such times as such amounts become payable pursuant to the terms of Section 3, offset by any losses suffered by the Fund or any officer or director of the Fund arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 5.b. herein, and (b) the Dealer Manager shall promptly deliver to the Fund all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Dealer Manager shall use its commercially reasonable efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.
11.Confirmation. The Fund hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Units and/or Shares all orders for purchase of Units and/or Shares accepted by the Fund. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Dealer Manager.
12.Memorandum and Authorized Sales Materials. Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Units or Shares except as set forth in the Offering Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-

dealer, unless it is accompanied or preceded by the applicable Memorandum as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Fund and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units and/or Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Fund if such material bears a legend denoting that it is not to be used in connection with the sale of Units and/or Shares to members of the public in such jurisdiction. Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this section.
13.Suitability of Investors. The Dealer Manager, in its agreements with Dealers, will require that the Dealers offer Units and/or Shares only to persons who meet the financial qualifications set forth in the applicable Memorandum or in any suitability letter or memorandum sent to it by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing that the Units and/or Shares are qualified for sale or that such qualification is not required. In offering Units and Shares, the Dealer Manager, in its agreements with Dealers, will require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”), Regulation D and/or Regulation S under the Securities Act and Section 3(c)(7) and/or Section 7(d) of the 1940 Act, as applicable. The Dealer Manager, in its agreements with Dealers, will require that the Dealers shall sell the Types of Units and/or Shares only to those persons who are eligible to purchase such Types of Units and/or Shares as described in the applicable Memorandum and only through those Dealers who are authorized to sell such Types of Units and/or Shares. The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Units and/or Shares.
14.Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit A to this Agreement. If the Dealer Manager receives a completed and executed subscription agreement (a “Subscription Agreement”) or check or wire transfer (“Instrument of Payment”) not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and Instrument of Payment directly to such subscriber no later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.
15.Notice. Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier or (d) electronic mail. All such notices shall be addressed, as follows:
If to the Dealer Manager:    Blackstone Securities Partners L.P.
Attn: Evan Clandorf
601 Lexington Avenue
New York, New York 10022
Email: [***]
    With a copy to:
    Blackstone Multi-Strategy Hedge Fund L.P.
Attn: Leon Volchyok
601 Lexington Avenue
New York, New York 10022
Email: [***]

If to the Fund:    Blackstone Multi-Strategy Hedge Fund L.P.
Attn: Leon Volchyok
601 Lexington Avenue
New York, New York 10022
Email: [***]

Blackstone Multi-Strategy Hedge Fund Offshore SPC

Attn: Leon Volchyok
601 Lexington Avenue
New York, New York 10022
Email: [***]

With a copy to:
    Blackstone Securities Partners L.P.
Attn: Evan Clandorf
601 Lexington Avenue
New York, New York 10022
Email: [***]
16.Offshore Fund: Segregation of Assets and Liabilities. Notwithstanding any other provision of this Agreement, the Dealer Manager acknowledges and agrees that: (i) this Agreement is intended to create a series of separate agreements between (a) the Offshore Fund in respect of and for the account of a particular segregated portfolio to which this Agreement relates and (b) the Dealer Manager and accordingly that the rights and obligations of the Offshore Fund in respect of and for the account of a particular segregated portfolio under this Agreement are several and not joint as to any other segregated portfolio to which this Agreement may relate, (ii) any liabilities of the Offshore Fund incurred under this Agreement in respect of and for the account of a particular segregated portfolio shall only be satisfied out of, and the Dealer Manager shall only be entitled to recourse to, the assets of the Offshore Fund attributable to such segregated portfolio and the Dealer Manager shall not be entitled to payment out of or to have recourse to the assets attributable to any other segregated portfolio of the Offshore Fund or to the general assets of the Offshore Fund, (iii) the Dealer Manager and the Offshore Fund may only set off or net any liability owed to, or by, the Dealer Manager by, or to, the Offshore Fund in respect of and for the account of a particular segregated portfolio to which this Agreement relates and not any other segregated portfolio of the Offshore Fund or against the general assets of the Offshore Fund, and (iv) without prejudice to the Dealer Manager’s right to apply for a receivership order under section 225 of the Companies Act (As Revised) of the Cayman Islands (as may be amended from time to time) in respect of a particular segregated portfolio, it will not take steps to petition to wind up the Offshore Fund. The term “general assets” shall mean, the general assets of the Offshore Fund that are not allocated to or for the account of one or more segregated portfolios of the Offshore Fund. For the avoidance of doubt, references in this Agreement to “participating shares” or “Shares” shall be to the relevant class of “participating shares” or “Shares” of the particular segregated portfolio to which this Agreement relates.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.
Very truly yours,
BLACKSTONE MULTI-STRATEGY HEDGE FUND L.P.
By:    /s/ Leon Volchyok
Name: Leon Volchyok
Title: Authorized Signatory
BLACKSTONE MULTI-STRATEGY HEDGE FUND OFFSHORE SPC, acting for the account of and on behalf of SP-1
By:    /s/ Leon Volchyok
Name: Leon Volchyok
Title: Authorized Signatory
Accepted and agreed to as of
the date first above written:
BLACKSTONE SECURITIES PARTNERS L.P.
By:    /s/ Evan Clandorf
Name: Evan Clandorf
Title: Authorized Signatory

Schedule 1

JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Dealer Manager Agreement (the “Agreement”), by and among Blackstone Multi-Strategy Hedge Fund L.P., Blackstone Multi-Strategy Hedge Fund Offshore SPC, acting for and on behalf of SP-1, and Blackstone Securities Partners L.P., dated July 29, 2026, as may be further amended and restated. Terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.
The undersigned agrees that it shall be a party to the Agreement.
By executing and delivering this Joinder Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the terms and provisions of the Agreement.
Accordingly, the undersigned has executed and delivered this Joinder Agreement as of [Insert Date].

BLACKSTONE MULTI-STRATEGY HEDGE FUND OFFSHORE SPC, acting for the account of and on behalf of [ ]
By:
Name: [ ]
Title: [ ]

Schedule 2

Compensation
I.Servicing Fees
The Fund or its affiliates will pay to the Dealer Manager a Servicing Fee in the amount of (a) 0.85% per annum of the aggregate NAV for the Class S Units, Class SF Units, Class S Shares, and Class SF Shares as of the last day of each month, (b) 0.50% per annum of the aggregate NAV for the Class N Units, Class NF Units, Class N Shares, and Class NF Shares as of the last day of each month, and (c) 0.25% per annum of the aggregate NAV for the Class D Units, Class DF Units, Class D Shares, and Class DF Shares as of the last day of each month, and in each case, payable monthly. The Fund or its affiliates will not pay to the Dealer Manager a Servicing Fee in respect of the purchase of any Class I Units, Class IF Units, Class I Shares, or Class IF Shares. In calculating the Servicing Fee, the Fund will use the Partnership’s and/or Offshore Fund’s NAV, as applicable, before giving effect to any accruals for the Servicing Fee, redemptions, if any, for that month and distributions payable on the Units or Shares, as applicable.
II.Subscription Fees
The Dealer Manager is authorized to enter into arrangements that allow the Dealer to charge Subscription Fees, on purchases and sales of Units and/or Shares, to the extent the applicable Memorandum discloses that such fees may be charged for the relevant Type of Units and/or Shares. Any Subscription Fee, including upfront placement fees or selling commissions, charged by Dealer in connection with its sale of Units and/or Shares will be charged in a manner consistent with the applicable Memorandum and applicable law and FINRA rules. Purchases and sales of such Units and Shares may only be executed as purchases or redemptions between the customer and the Fund and Dealer shall not execute trades of Units and/or Shares between customers. For the avoidance of doubt, subscription funds may be transmitted to the Fund net of any Subscription Fees.

EXHIBIT A
FORM OF SELECTED DEALER AGREEMENT